Boston Private Completes Leadership Transition at Boston Private Bank & Trust

Boston, Mass. - December 17, 2015 - Boston Private Financial Holdings, Inc. (Nasdaq: BPFH) today announced that Clayton G. Deutsch, Chief Executive Officer of Boston Private Financial Holdings, has been appointed Chief Executive Officer of Boston Private Bank & Trust effective January 1, 2016. The Boston Private Bank & Trust CEO position was previously held by Mark D. Thompson, who earlier this year announced his plans to retire at the end of 2015.

In appointing Mr. Deutsch as the CEO of the Bank, a wholly owned subsidiary of the Company, the Board has asked Mr. Deutsch to lead a more streamlined executive team in the development and expansion of Boston Private’s integrated Wealth Management, Trust and Private Banking model in our select markets nationally.

“Our primary objective is to become our clients’ most trusted advisor,” said Stephen M. Waters, Chairman of Boston Private Financial Holdings. “This structure is aligned directly with our focus on delivering an integrated and complete client experience. It will allow us to move faster on our clients’ behalf and become even more responsive and thoughtful in serving every aspect of our clients’ banking and wealth management needs. We’re looking forward to an exciting new year of growth with our leadership team in place and talented colleagues across the organization.”

Mr. Deutsch has served as CEO of Boston Private Financial Holdings since August 2010. He has more than 30 years of financial services experience and sits on the Board of Directors of Boston Private Financial Holdings, as well as on the Boards of each of the Company’s affiliates.

Boston Private Financial Holdings, Inc.
Boston Private Financial Holdings, Inc. is a national financial services organization that owns Wealth Management and Private Banking affiliates with offices in Boston, New York, Los Angeles, San Francisco, San Jose, Atlanta, Florida, Wisconsin, and Texas. The Company has a $7 billion Private Banking balance sheet, and manages approximately $27 billion of client assets. The Company positions its affiliates to serve the high net worth marketplace with high quality products and services of unique appeal to private clients. The Company also provides strategic oversight and access to resources, both financial and intellectual, to support affiliate management, marketing, compliance and legal activities. (NASDAQ: BPFH)

For more information about BPFH, visit the Company's website at www.bostonprivate.com.

Forward-Looking Statements
Certain statements in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy, and prospects for growth. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company's control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company's actual results could differ materially from those projected in the forward-looking statements due to many factors including changes in assumptions used in making such forward-looking statements, and the other risks and uncertainties detailed in the Company's Annual Report on Form 10-K and updated by the Company's Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

MEDIA:
John Hartz
Sloane & Co.
(p) 857-598-4779
jhartz@sloanepr.com

or

Steven Gaven
Vice President, Corporate Finance and Director of Investor Relations
Boston Private Financial Holdings, Inc.
(p) 617-912-3793
sgaven@bostonprivate.com